October 11, 2013


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
the American
Depositary Receipts of
Monex Group, Inc.
Form F-6 File No 333-
183745


Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of The
Bank of New York Mellon, as
Depositary for securities
against which American
Depositary Receipts ADRs are
to be issued, we attach a copy
of the new prospectus
Prospectus reflecting the
change in ratio from 1 ADS
10 Common Shares to 1 ADS
4 Common Shares.
As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and
to the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of
the General Instructions to the
Form F-6 Registration
Statement, the Prospectus
consists of the ADR certificate
with the revised ratio.
The Prospectus has been
revised to reflect the new ratio
as follows
One 1 American Depositary
Share represents Four 4
Shares.

Please contact me with any
questions or comments at 212
815-2301.


Paul Brophy
Senior Associate
The Bank of New York
Mellon - ADR Division


Encl.
CC Paul Dudek, Esq. Office
of International Corporate
Finance








Depositary Receipts